SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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3COM CORPORATION

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350 Campus Drive

Marlborough, Massachusetts 01752-3064

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 28, 2005

Dear Shareholder:

We cordially invite you to attend our Annual Meeting of Shareholders, which will be held on Wednesday, September 28, 2005, at 8:00 a.m. local time at the Renaissance Austin Hotel, 9721 Arboretum Boulevard, Austin, Texas. The purpose of the meeting is to:

1.	Elect three Class II directors, each to hold office for a two-year term;

2.	Approve amendments to the 3Com 2003 Stock Plan;

3.	Ratify the appointment of Deloitte & Touche LLP as our registered independent public accounting firm for the fiscal year ending June 2, 2006; and

4.	Transact such other business as may properly come before the meeting.

You are entitled to vote your 3Com common stock if our records showed that you held your shares as of the close of business on August 8, 2005. For ten days before the meeting, you can examine a complete list of the stockholders entitled to vote at the meeting for any purpose germane to the meeting during regular business hours at our offices at 350 Campus Drive, Marlborough, Massachusetts.

By Order of the Board of Directors,

/s/   NEAL D. GOLDMAN

Neal D. Goldman

Secretary

August 26, 2005

Marlborough, Massachusetts

IMPORTANT: Please complete, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously mailed your proxy card.

350 Campus Drive

Marlborough, Massachusetts 01752-3064

PROXY STATEMENT

Your vote is very important. For this reason, our Board of Directors is requesting that you allow your common stock to be represented at the annual meeting by the proxies named on the enclosed proxy card. This proxy statement and form of proxy are being sent to you in connection with this request and have been prepared for the Board by our management.

The annual meeting will be held on Wednesday, September 28, 2005, at 8:00 a.m. local time and will be held at the Renaissance Austin Hotel, 9721 Arboretum Boulevard, Austin, Texas. Our telephone number is (508) 323-5000. This proxy statement and form of proxy are first being sent to our stockholders on or about August 31, 2005.

GENERAL INFORMATION

Our Financial Information.  Our financial statements and related information are included in our Annual Report on Form 10-K, which is enclosed with this Proxy Statement.

Who Can Vote.  You are entitled to vote your 3Com common stock if our records showed that you held your shares as of the close of business on August 8, 2005. We refer to this date as the "Record Date." At the close of business on the Record Date, a total of 386,886,248 shares of common stock were issued and outstanding. You may vote in person or by proxy. Each share of 3Com common stock has one vote. There is no cumulative voting in the election of our directors.

Cost of this Proxy Solicitation.  We will pay the cost of soliciting proxies. In addition to soliciting stockholders by mail and through our regular employees, we will request banks, brokers and other nominees to solicit their customers who hold our stock in street name and will reimburse them for their reasonable, out-of-pocket costs. We may also ask our officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail. None of these individuals will receive any additional or special compensation for soliciting proxies.

Voting Your Proxy.  If you hold your common stock in street name through a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow to vote your shares. If you hold your shares in your own name as a holder of record, you may vote by signing, dating and mailing the proxy card in the postage-paid envelope that we have provided to you. The proxies will vote your shares as you instruct. Of course, you can always attend the meeting and vote your shares in person. If you sign and return a proxy card without specific voting instructions, your shares will be voted as recommended by our Board.

Revoking Your Proxy.  To revoke your proxy if you are a holder of record, you must advise our Secretary in writing before the meeting, deliver a validly executed proxy with a later date that we receive prior to the meeting, or attend the meeting and vote your shares in person. You may revoke your proxy at any time before your shares are voted.

Quorum.  The annual meeting will be held if a majority of the outstanding common stock entitled to vote is represented at the meeting. Shares that are voted "FOR," "AGAINST," "ABSTAIN" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote on that matter at the annual meeting (the "Votes Cast").

Abstentions.  Although the law in Delaware is unclear on the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) whether a quorum is present and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Without controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have no effect on the outcome of Proposal 1 and abstentions will have the effect of a vote against Proposals 2 and 3.

Broker Non-Votes.  We will count broker non-votes in determining the presence or absence of a quorum, but broker non-votes will not be counted for purposes of determining the number of Votes Cast on a particular proposal. Accordingly, broker non-votes will have no effect on the outcome of any of the proposals.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our bylaws authorize the Board to fix the number of directors. The exact number of directors is currently fixed at eight. Our Board is divided into two classes, with the classes serving for staggered two-year terms. Class I currently has three members and Class II currently has five members. You may not vote for more than three nominees at the annual meeting. The three Class I directors to be elected at the 2005 Annual Meeting are to be elected to hold office until the 2007 Annual Meeting and until their successors have been elected and qualified, except in the case of their earlier death, resignation or removal of any director.

The Board's nominees as Class I directors are Messrs. Claflin and Yovovich and Ms. St. John. If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the Board may designate. The Board believes that all nominees are willing and able to serve if elected.

VOTE REQUIRED

Directors will be elected by a plurality of the votes cast at the meeting. This means that the three nominees receiving the highest number of votes will be elected as Class I directors. Votes withheld for any nominee will not be counted. Assuming a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" MESSRS. CLAFLIN AND YOVOVICH AND MS. ST. JOHN.

NOMINEES AND OTHER DIRECTORS

The following table sets forth the name and age of each nominee and each director whose term of office will continue after the annual meeting, the principal occupation of each during the past five years and the period during which each has served as a director of 3Com. Each nominee currently serves as a director. There are no family relationships among any directors or executive officers.

Nominees for Election

Bruce L. Claflin Director since 2001 Age 53

Mr. Claflin has been our President and Chief Executive Officer since January 2001 and was our President and Chief Operating Officer from August 1998 to January 2001. Prior to joining us, Mr. Claflin worked for Digital Equipment Corporation ("DEC") from October 1995 to June 1998. From July 1997 to June 1998, he was Senior Vice President and General Manager, Sales and Marketing at DEC and prior to that he served as Vice President and General Manager of DEC's Personal Computer Business Unit from October 1995 to June 1997. Prior to October 1995, Mr. Claflin held a number of senior management and executive positions at International Business Machines Corporation ("IBM"). Mr. Claflin is also Chairman of Huawei-3Com Technologies Co., Ltd. and a director of Advanced Micro Devices, Inc.

Julie St. John Director since 2004 Age 53

Ms. St. John is currently Executive Vice President and Chief Information Officer for the Enterprise Systems and Operations division at Fannie Mae, the nation's largest non-bank financial services company, and has been employed there since 1990. Before joining Fannie Mae, Ms. St. John was Vice President for Information Systems at Residence Inn by Marriott. Prior to that, she was a principal at Arthur Young & Company for the firm's strategic technology planning practice.

Paul G. Yovovich Director since 1997 Age 51

Mr. Yovovich is President of Lake Capital, a private investment firm that he co-founded in 1998. Mr. Yovovich was a director of U.S. Robotics Corporation from 1991 until it was acquired by 3Com in June 1997. He is also a director of Huron Consulting Group, Inc. and several private companies.

Continuing Directors

Eric A. Benhamou Director since 1990 Age 49

Mr. Benhamou has been our Chairman of the Board since July 1994. Mr. Benhamou served as our Chief Executive Officer from September 1990 to January 2001 and President from April 1990 through August 1998. Mr. Benhamou is also Chairman of the Board of Palm, Inc. and Cypress Semiconductor Corporation, and a director of RealNetworks, Inc. and Silicon Valley Bank. Mr. Benhamou is also a member of the Computer Science and Technology Board and serves on the Executive Committee of Technet.

Gary T. DiCamillo Director since 2000 Age 54

Mr. DiCamillo is President and CEO of TAC Worldwide Companies, a large privately-held technical staffing company. Prior to that, Mr. DiCamillo was Chairman and Chief Executive Officer of Polaroid Corporation, a position he held from 1995 through 2002. Prior to joining Polaroid, Mr. DiCamillo served as Group Vice President of the Black & Decker Corporation and President of its Worldwide Power Tools and Accessories business from 1993 to 1995. Mr. DiCamillo is a director of the Whirlpool Corporation.

James R. Long Director since 2000 Age 62

Mr. Long retired from his position as Executive Vice President of Nortel Networks, a global leader in telephony, data, wireless and wireline solutions for the Internet, on December 31, 1999, a position he held since 1994. Mr. Long also served as President of Enterprise Solutions of Nortel Networks from 1997 through 1999, President of Nortel World Trade, based in London and Hong Kong, from 1994 through 1997, and Senior Vice President of Nortel's Asia Pacific Division from 1992 to 1994. Mr. Long also is a director of Cypress Semiconductor Corporation.

Raj Reddy Director since 2001 Age 68

Mr. Reddy is the Herbert A. Simon University Professor of Computer Science and Robotics in the School of Computer Science at Carnegie Mellon University, a position he has held since 1969. He served as dean of the School of Computer Science at Carnegie Mellon University from 1991 to 1999. Mr. Reddy served as co-chair of the President's Information Technology Advisory Committee from 1999 to 2001.

David C. Wajsgras Director since 2003 Age 45

Mr. Wajsgras is Senior Vice President and Chief Financial Officer of Lear Corporation, a position he has held since January 2002. Previously, he was the Vice President and Corporate Controller since September 1999. Prior to joining Lear, Mr. Wajsgras served as Corporate Controller of Engelhard Corporation from September 1997 until August 1999 and was employed in various senior financial positions at AlliedSignal Inc. (now Honeywell International Inc.), including Chief Financial Officer of the Global Shared Services organization from March 1992 until September 1997.

PROPOSAL 2:

AMENDMENT TO 2003 STOCK PLAN

On September 23, 2003, our shareholders adopted and approved the 3Com Corporation 2003 Stock Plan (the “2003 Stock Plan”) and 20,000,000 shares of common stock were reserved for issuance thereunder. On June 22, 2005, our Board of Directors approved amendments to the 2003 Stock Plan which would, subject to approval by our shareholders:

•	increase by 30,000,000 the number of shares of common stock available for grant under the 2003 Stock Plan;
•

increase the number of shares which may be issued pursuant to awards with an exercise or purchase price less than the fair market value of such shares (for example, restricted stock and restricted stock units) to 100% of the total authorized shares under the 2003 Stock Plan;

•	change the manner in which the number of shares eligible for issuance under the 2003 Stock Plan is determined; and
•	prohibit 3Com from purchasing previously issued awards without stockholder approval.

If these amendments are approved by our shareholders at the Annual Meeting, a total of 50,000,000 shares of common stock will have been authorized under the 2003 Stock Plan.

As of July 29, 2005, a total of 1,796,607 shares remained available for future awards under the plan. If these amendments are approved, a total of 31,796,607 shares will be available for future awards.

We believe that equity is a key element of our compensation package and that equity awards encourage employee loyalty to 3Com and align employee interests directly with those of our shareholders. The 2003 Stock Plan, in particular, allows us to provide key employees and directors of, and consultants and advisors to, 3Com and its subsidiaries with equity incentives that are competitive with those of companies with which we compete for talent.

Without the amendment increasing the number of shares available for issuance, we believe that the number of shares currently available under the 2003 Stock Plan may not be sufficient to cover projected awards in fiscal 2006. In such event, we may not be able to provide key employees with compensation packages that are necessary to attract, retain and motivate these individuals. We believe that the additional 30,000,000 shares of common stock will provide us sufficient shares reserved for issuance under the 2003 Stock Plan to cover the awards we anticipate granting to eligible participants for approximately three years. If the amendments to the 2003 Stock Plan are not approved, we will not be able to grant any awards to eligible participants once all the shares currently reserved under the 2003 Stock Plan have been used.

We also believe that it is necessary to increase the number of shares which may be issued pursuant to awards of restricted stock and/or restricted stock units. We believe that these stock awards are particularly effective in motivating long-term and annual performance, promoting retention and providing us with the flexibility we need to appropriately design compensation packages with a balanced mix of equity awards. As a result of changing market compensation practices, we currently expect to increase the number of participants who receive awards of restricted stock and/or restricted stock units. These awards involve issuing fewer shares than stock options to deliver similar value, which will reduce overhang and potential stockholder dilution. Without this amendment increasing the number of shares which may be issued pursuant to these stock awards, our ability to increase our use of awards of restricted stock and/or restricted stock units will be impaired.

The remaining amendments to the 2003 Stock Plan, including changing the manner in which the number of shares eligible for issuance under the 2003 Stock Plan is determined and prohibiting 3Com from purchasing previously issued awards without stockholder approval, are intended to further our commitment to use the 2003 Stock Plan in a manner that appropriately considers stockholder concerns and evolving corporate governance practices.

As of July 29, 2005, we had approximately 1,830 employees worldwide, all of whom are eligible to be considered for awards under the 2003 Stock Plan. As of such date, an aggregate of 64,411,154 shares of common stock were issuable pursuant to outstanding awards granted under the 2003 Stock Plan and our other stock plans, and options assumed by us in connection with acquisitions. This represents 16.7% of our outstanding common stock, based upon the 386,841,464 shares outstanding on July 19, 2005. We believe this percentage is very competitive with other companies in our industry. Further, by way of comparison, on May 31, 2002, there were approximately 111,102,000 stock options outstanding, which represented approximately 31.1% of our outstanding common stock on that date.

The closing price of a share of common stock on the Nasdaq National Market on July 29, 2005 was $3.64. The proceeds received by us upon exercise of the awards by participants in the 2003 Stock Plan will be used for general corporate purposes.

Summary of the 2003 Stock Plan

The following is a summary of the material terms and conditions of the 2003 Stock Plan, as proposed to be amended. The full text of the 2003 Stock Plan, as proposed to be amended, is attached as Appendix A to this Proxy Statement.

Background and Purpose of the Plan

The 2003 Stock Plan permits the grant of the following types of incentive awards: (1) stock options, (2) restricted stock and (3) stock appreciation rights (individually, an “Award”). The 2003 Stock Plan is intended to attract, motivate, and retain employees, consultants, and non-employee directors who provide significant services to us. The 2003 Stock Plan also is intended to further our growth and profitability.

Administration of the Plan

Our Board of Directors or a committee appointed by our Board of Directors (the “Committee”) administers the 2003 Stock Plan. We generally expect that the members of the Committee will qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, and as "outside directors" under Section 162(m) of the Internal Revenue Code (so that 3Com can receive a federal tax deduction for certain types of compensation paid under the Plan). Option grants made pursuant to the automatic option grant program for our non-employee directors is administered by a committee comprised of members of our Board of Directors who are employees.

Subject to the terms of the 2003 Stock Plan, the Committee has the sole discretion to, among other things:

•	select the employees, directors and consultants to whom Awards may be granted;
•	determine the number of shares of common stock covered by each Award;
•	approve forms of agreements for use under the 2003 Stock Plan;
•	determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (for example, the exercise price and vesting schedule);

•	interpret the terms of the 2003 Stock Plan and Awards;
•	establish sub-plans for the purpose of qualifying for preferred tax treatment under foreign tax laws, satisfying foreign securities law or achieving other foreign legal compliance objectives; and

•	modify or amend each Award, subject to the terms of the 2003 Stock Plan, including the discretionary authority to extend the post-termination vesting or exercisability.

The Committee may delegate any part of its authority and powers under the Plan to one or more directors and/or officers of 3Com, but only the Committee itself can make Awards to participants who are executive officers of 3Com.

If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the 2003 Stock Plan. However, shares tendered by participants as full or partial payment upon the exercise of options, and Shares withheld or tendered to cover a participant’s tax withholding obligations with respect to an Award, will not be returned to the to the 2003 Stock Plan reserve. Also, we will deduct from the 2003 Stock Plan reserve the full number of shares covered by stock appreciation rights that are exercised by participants, even if the number of shares actually issued upon exercise of the stock appreciation rights is a smaller number. Also, if we experience a stock dividend, reorganization or other change in our capital structure, the Committee has discretion to adjust the number of shares available for issuance under the 2003 Stock Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards

The Committee selects the employees, directors and consultants who will be granted Awards under the 2003 Stock Plan. The actual number of individuals who will receive an Award under the 2003 Stock Plan cannot be determined in advance because the Committee has the discretion to select the participants. However, the committee comprised of our employee members of our Board of Directors, which administers the automatic grant program of options to our non-employee directors, shall not have any discretion to select which non-employee directors shall be granted options pursuant to the automatic option grant program.

Stock Options

A stock option is the right to purchase shares of 3Com’s common stock at a fixed exercise price for a fixed period of time. Under the 2003 Stock Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not 3Com, to more favorable tax treatment). The Committee will determine the number of shares covered by each option during any fiscal year of 3Com, except as set forth in the next sentence. For options that have an exercise price that is at least equal to the fair market value (on the date of grant) of the shares covered by the option, no participant may be granted options covering more than 1,750,000 shares, except an additional 1,750,000 shares may be granted to a participant in connection with his or her initial employment. This limit does not apply to options that have an exercise price lower than fair market value on the date of grant.

The exercise price of the shares subject to each option is set by the Committee but cannot be less than the par value of the shares, which is $0.01 per share.

The exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of 3Com or any of its subsidiaries. Otherwise it must be 100% of the fair market value. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

An option granted under the 2003 Stock Plan cannot generally be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the 2003 Stock Plan expire at the times established by the Committee, but not later than 7 years after the grant date.

The exercise price of each option granted under the 2003 Stock Plan must be paid in full at the time of exercise. The Committee also may permit payment through the tender of shares that are already owned by the participant, or by any other means which the Committee determines to be consistent with the purpose of the 2003 Stock Plan. The participant must pay any taxes 3Com is required to withhold at the time of exercise.

Automatic Stock Option Grants to Non-Employee Directors

The 2003 Stock Plan provides for the automatic granting of nonqualified stock options to our non-employee directors. These options will have a term of seven years and will have an exercise price per share equal to 100% of the fair market value per share on the date of grant.

Administration.    Option grants to our non-employee directors are administered by a committee consisting of our employee directors. However, this committee does not have any discretion to select which non-employee directors will receive these grants.

Guidelines.    The committee of employee directors will establish guidelines that determine the number of options to be granted to non-employee directors, subject to the limits described below. The guidelines must provide that the number of shares of 3Com common stock subject to each option will be equal for each eligible participant, except that special consideration may be given for the Chairman of the Board, the lead independent director, and service on Board committees.

Initial Grant.    Each person who first becomes a non-employee director will automatically be granted an option to purchase that number of shares specified in the guidelines then currently in effect. This initial grant may not exceed 120,000 shares of common stock (or 160,000 shares if the participant is the lead director or Chairman of the Board). An employee director who becomes a non-employee director will not receive an initial grant. The initial grants will vest as to 25% of the shares on each anniversary of the date of grant, so as to be 100% vested on the fourth anniversary of the date of grant, subject to the optionee remaining a director through such vesting dates.

Pro-Rata Grant.    Additionally, at the time an initial grant is made to a new director, he or she will receive an option grant for a number of shares equal to the number specified in the guidelines then currently in effect, pro-rated to reflect the number of full months of service remaining prior to the next annual stockholder meeting. This pro-rata grant will vest as to 50% of the shares on each anniversary of the date of grant, so as to be 100% vested on the second anniversary of the date of grant, subject to the optionee remaining a director through such vesting dates. Vesting of the pro-rata grant may be accelerated if a change of control transaction occurs, as discussed below.

Annual Grant.    On the date of each regularly scheduled annual stockholder meeting, each non-employee director, he or she having served as a non-employee director for at least the last six months, will be automatically granted an option to purchase a number of shares specified in the guidelines. The option may not exceed 120,000 shares of common stock (or 160,000 shares if the participant is the lead director or Chairman of the Board on the date of grant). These annual grants will vest as to 50% of the shares on the day prior to the next year’s regularly scheduled annual stockholder meeting, and as to the balance of the shares on the day prior to the regularly scheduled annual stockholder meeting of the second following year, so as to be 100% vested on the day prior to the annual stockholder meeting held approximately two years following the grant date, subject to the optionee remaining a director through such vesting dates.

Acceleration of Vesting.    If an optionee’s service as a director terminates more than six months after commencement of service as a non-employee director, then the option will immediately accelerate as to one year’s additional vesting or, with respect to an annual grant, as to the number of shares that would have vested on the day prior to the next regularly scheduled meeting of the stockholders. The option will remain exercisable, to the extent vested on the date of termination of Board service, for one year following the termination date. However, if a non-employee director retires, the option will vest as to 100% of the shares and will remain exercisable for three years following the retirement. If a non-employee director ceases to serve as a non-employee director because of death or disability, the option will immediately accelerate as to one year’s additional vesting or, with respect to an annual grant, as to the number of shares that would have vested on the day prior to the next regularly scheduled meeting of the stockholders, even if the termination of service occurs within six months following the commencement of service as a non-employee director.

Restricted Stock

Awards of restricted stock are awards of shares of our common stock that vest in accordance with the terms and conditions established by the Committee. The Committee will determine the number of shares of restricted stock granted to any employee or consultant.

In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting that it determines to be appropriate. For example, the Committee may decide to grant an Award of restricted stock only if the participant satisfies performance goals established by the Committee.

Stock Appreciation Rights

Awards of stock appreciation rights may be granted pursuant to the 2003 Stock Plan. Stock appreciation rights may be granted to employees, consultants and to members of our Board of Directors. No participant may be granted stock appreciation rights covering more than 1,750,000 shares in any fiscal year of 3Com in the event the stock appreciation right’s exercise price equals or exceeds 100% of the fair market value of the shares on the date of grant. This limit does not apply to stock appreciation rights with an exercise price less than 100% of fair market value.

The Committee determines the terms and conditions (including exercise price) of stock appreciation rights. However, no stock appreciation right may have a term of seven (7) years from the date of grant.

Upon exercising a stock appreciation right, the holder of such right shall be entitled to receive payment from 3Com in an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price times (ii) the number of shares with respect to which the stock appreciation right is exercised.

3Com’s obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, as the Committee may determine.

Change of Control

Stock Options and Stock Appreciation Rights.    In the event of a change of control of 3Com, the successor corporation will either assume or provide a substitute award for each outstanding stock option and stock appreciation right. In the event the successor corporation refuses to assume or provide a substitute award, the Committee will provide at least 15 days notice that the option or stock appreciation right will immediately vest and become exercisable as to all of the shares subject to such Award and that such Award will terminate upon the expiration of such notice period.

Restricted Stock.    In the event of a change of control of 3Com, any 3Com repurchase or reacquisition right with respect to restricted stock will be assigned to the successor corporation. In the event that 3Com’s repurchase or reacquisition right is not assigned to the successor corporation, 3Com’s repurchase or reacquisition right will lapse and the participant will be fully vested in the shares of restricted stock.

Automatic Non-Employee Director Options.    In the event of a change of control of 3Com in which the non-employee directors are terminated or asked to resign, either upon the change of control or within one year following the change of control, their automatic stock option grants described above will vest 100% immediately prior to the change of control. In the event of a Change of Control in which the non-employee directors are not terminated or asked to resign, their automatic stock option grants will be treated the same as all other stock options.

Certain Terminations Within Twelve Months Following a Change of Control.    In the event that, within twelve (12) months following a change of control, a participant’s employment with 3Com is terminated involuntarily by 3Com without cause as defined in the 2003 Stock Plan, then the participant’s award will have their vesting accelerated as to fifty percent (50%) of the shares that are unvested as of the date of termination of employment.

Non-Transferability of Awards

An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and 3Com of Awards granted under the 2003 Stock Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options.    No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right (with an exercise price at least equal to the fair market value of the stock on the date of grant) is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock.    A participant will not have taxable income upon grant unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares.

Tax Effect for 3Com.    3Com generally will be entitled to a tax deduction in connection with an Award under the 2003 Stock Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, 3Com can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2003 Stock Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2003 Stock Plan has been designed to permit the Committee to grant options and stock appreciation rights (but not restricted stock awards) that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting 3Com to continue to receive a federal income tax deduction in connection with such Awards.

Amendment and Termination of the 2003 Stock Plan

The Board generally may amend or terminate the 2003 Stock Plan at any time and for any reason; provided, however, that the Board cannot amend the Plan to permit the repricing, including by way of exchange or purchase for cash or other consideration, of any Awards under the Plan without stockholder approval.

New Incentive Plan Benefits

The future benefits or amounts that would be received under these amendments to the 2003 Stock Plan by executive officers and other employees are discretionary and are therefore not determinable at this time.

The table below sets forth the stock options and shares of restricted stock granted under the 2003 Stock Plan to our executive officers named in the Summary Compensation Table (appearing on page 20 below), and groups indicated below, during our 2005 fiscal year and the value of such stock options on June 3, 2005.

Name	Number of Options	Dollar Value (1)	Number of Shares	Dollar Value (2)
Bruce L. Claflin	600,000	$ -	300,000	$ 1,062,000
Neal D. Goldman	120,000	-	60,000	212,400
Donald M. Halsted, III	425,000	-	80,000	283,200
Anik Bose	120,000	400	60,000	212,400
Susan H. Bowman	80,000	-	40,000	141,600
Executive Officer Group (7 persons)	1,945,000	400	704,000	2,492,160
Non-Employee Director Group (7 persons) (3)	374,125	-	-	-
Non-Executive Officer Employee Group	3,483,083	225,826	680,000	2,407,200

(1)

Represents the value of "in-the-money" options as determined by the excess, if any, of the closing price of our common stock on June 3, 2005, as reported by NASDAQ ($3.54), over the exercise price of stock options granted during our 2005 fiscal year.

(2)	Represents the value of restricted stock, based upon the closing price of our common stock on June 3, 2005 as reported by NASDAQ ($3.54), granted during our 2005 fiscal year.

(3)	As noted below, Mr. Benhamou’s status as an employee terminated on June 3, 2005, accordingly, Mr. Benhamou is included in the Non-Employee Director Group.

Summary

We believe that the approval of the amendments to the 2003 Stock Plan is essential to our continued success. Awards such as those provided under the 2003 Stock Plan constitute an important incentive for key employees and other service providers of 3Com and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the 2003 Stock Plan is essential for us to compete for talent in the very difficult labor markets in which we operate.

VOTE REQUIRED

The affirmative vote of a majority of the Votes Cast is necessary to approve this proposal. Assuming a quorum is present, abstentions will have the effect of a vote "against" this proposal, and broker non-votes will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE 2003 STOCK PLAN.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 2, 2006. Deloitte & Touche LLP has acted in this capacity since its appointment in 1980. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions. Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, the Audit and Finance Committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate governance.

The following table shows the fees paid or accrued by 3Com for the audit and other services provided by Deloitte & Touche LLP for fiscal 2004 and 2005.

	Fiscal 2004	Fiscal 2005
Audit Fees (1)	$ 1,304,440	$ 2,096,785
Audit-Related Fees (2)	393,749	772,000
Tax Fees (3)	101,028	103,692
All Other Fees (4)	—	149,600

Total	$ 1,799,217	$ 3,122,077

(1)

Audit Fees represent fees for professional services provided in connection with the audit of our annual financial statements, review of our quarterly financial statement, audit services provided in connection with statutory or regulatory filings and for the audit of our internal control over financial reporting.

(2)

Audit-Related Fees for fiscal 2005 consisted primarily of services related to our compliance with the Sarbanes-Oxley Act of 2002. Audit-Related Fees for fiscal 2004 consisted primarily of services related to our compliance with the Sarbanes-Oxley Act of 2002, our joint venture with Huawei Technologies Co., Ltd., and our sale of the CommWorks division to UTStarcom, Inc.

(3)	Tax Fees consisted of primarily services related to tax compliance, tax advice and tax planning.

(4)	All Other Fees for fiscal 2005 consisted primarily of accounting-related due diligence in connection with our acquisition of TippingPoint Technologies, Inc.

The Audit and Finance Committee pre-approves all audit-related and non-audit services to be performed by our independent registered public accounting firm and the fees associated with those services. The Audit and Finance Committee pre-approved 100% of the audit-related and non-audit services performed by Deloitte & Touche LLP in fiscal 2004 and 2005.

VOTE REQUIRED

The affirmative vote of a majority of the Votes Cast is necessary to approve this proposal. Assuming a quorum is present, abstentions will have the effect of a vote "against" this proposal, and broker non-votes will have no effect on the outcome of the vote. If our stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the Board will reconsider such appointment.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM FOR THE FISCAL YEAR ENDING JUNE 2, 2006.

BOARD OF DIRECTORS, COMMITTEES AND COMPENSATION

Board Independence

Our Board of Directors has determined that Ms. St. John and each of Messrs. DiCamillo, Long, Reddy, Wajsgras and Yovovich are independent within the meaning of the listing standards of the NASDAQ Stock Market.

Board Meetings

During fiscal 2005, our Board of Directors held five regularly scheduled meetings and five special meetings. Each director attended at least 75% of the Board meetings which were held during the period in which he or she was a director of 3Com with the exception of Raj Reddy who attended 70% of the Board meetings which were held during fiscal 2005.

Committees of the Board

The Board of Directors has established an Audit and Finance Committee, a Compensation Committee, a Nominating and Governance Committee, and a Technology Committee. The Audit and Finance, Compensation, and Nominating and Governance committees consist of only independent directors. The membership of each committee is listed below.

Audit and Finance	Compensation	Nominating and Governance	Technology

David C. Wajsgras*	Gary T. DiCamillo*	Paul G. Yovovich*	Eric A. Benhamou
James R. Long	Paul G. Yovovich	James R. Long	Bruce L. Claflin
Julie St. John			Raj Reddy

* Chair

Audit and Finance Committee. Our Audit and Finance Committee met sixteen times in fiscal 2005. Each of the members of the Audit and Finance Committee attended at least 75% of the meetings which were held during the period in which he or she was a member of the committee. The Audit and Finance Committee makes recommendations to the Board regarding the engagement of our independent registered public accounting firm, approves services rendered by our independent registered public accounting firm, reviews the activities and recommendations of our internal audit department, and reviews and evaluates our accounting systems, financial controls and financial personnel. The Committee also meets regularly with our independent registered public accounting firm and our director of internal audit without management present. The Board has designated Mr. Wajsgras as the Audit Committee Financial Expert, as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934. Our Audit and Finance Committee operates under a written charter, a copy of which is available on our website at http://www.3com.com/corpinfo/en_US/investor/audit_finance.html.

Compensation Committee. Our Compensation Committee met ten times in fiscal 2005. Each of the members of the Compensation Committee attended at least 75% of the meetings which were held during the period in which he was a member of the committee. The Compensation Committee reviews salaries and other compensation arrangements for our directors and executive officers, reviews the administration of our stock option and stock purchase plans, and advises the Board on general aspects of our compensation and benefit policies. The Committee also evaluates and makes recommendations to the Board regarding the performance of our Chief Executive Officer, as well as matters related to succession planning for executive officers. Our Compensation Committee operates under a written charter which is available on our website at http://www.3com.com/corpinfo/en_US/investor/comp_com.html.

Nominating and Governance Committee. Our Nominating and Governance Committee met three times in fiscal 2005. Each of the members of the Nominating and Governance Committee attended at least 75% of the meetings which were held during the period in which he was a member of the committee. The Nominating and Governance Committee focuses on the issues surrounding the composition and operation of the Board. The Nominating and Governance Committee assists the Board, the Chairman of the Board and the CEO in director selection, committee selection and rotation practices, evaluation of the overall effectiveness of the Board, and review and consideration of developments in corporate governance practices. The Nominating and Governance Committee selects directors for committee appointments and committee chairs. The Nominating and Governance Committee will determine the effect of a director's change in employment status on such director's continued tenure on the 3Com Board. The Nominating and Governance Committee operates under a written charter which is available on our website at http://www.3com.com/corpinfo/en_US/investor/nom_gov.html.

Technology Committee. Our Technology Committee held three regular quarterly meetings in fiscal 2005. Each of the members of the Technology Committee attended at least 75% of the meetings which were held during the period in which he was a member of the committee, with the exception of Raj Reddy who attended 67% of the committee meetings which were held during fiscal 2005. The Technology Committee was established to make recommendations to the Board of Directors regarding the long-term technology architecture and strategy that 3Com is pursuing. The committee meets with 3Com's technology and engineering leaders and reviews the tactical or strategic benefits of selected projects in light of 3Com's overall business strategy. The committee makes reports to the Board of Directors as appropriate.

Compensation of Directors

The following tables provide information on 3Com’s annual compensation practices during fiscal 2005 for the non-employee directors, as well as the range of compensation paid to non-employee directors who served during the 2005 fiscal year. In addition to the cash compensation described below, members of the Board who reside outside of the local area are reimbursed for travel expenses to attend Board and Committee meetings. During fiscal 2005, Mr. Benhamou served as our employee Chairman of the Board and received $100,000 from us in salary. Effective June 3, 2005, Mr. Benhamou ceased to be an employee of 3Com. Mr. Benhamou will remain as a non-employee Chairman of the Board and continue to receive annual compensation of $100,000. Mr. Claflin did not receive any separate compensation for his Board activities.

Non-Employee Director Cash Compensation (May 29, 2004 – August 31, 2004)

Lead Independent Director	$ 35,000
Committee Members	30,000
Other Directors	25,000
Payment for each Board meeting attended	1,000
Payment for each Committee meeting attended	1,000

Non-Employee Director Compensation (September 1, 2004 – June 3, 2005)

Lead Independent Director	$ 45,000
Other Directors	35,000
Committee Chair	2,500
Payment for each Board meeting attended	1,000
Payment for each Committee meeting attended	1,000

Total Cash Compensation Paid to Each Non-Employee Director During Fiscal 2005

Gary T. DiCamillo	$ 60,625
James R. Long	$ 58,750
Raj Reddy	$ 42,750
Julie St. John	$ 51,250
David C. Wajsgras	$ 60,625
Paul G. Yovovich	$ 68,375

Non-employee directors receive options to purchase common stock pursuant to the 2003 Stock Plan. The 2003 Stock Plan provides for the initial grant of an option to purchase shares of our common stock to each non-employee director, with a maximum of 120,000 shares to be subject to each such option (or 160,000 shares for the "lead" director or Chairman of the Board). Additionally, at the time an initial grant is made to a new director, he or she also receives an option grant for a number of shares equal to the number of shares subject to the annual renewal grants made to continuing directors, described below, pro-rated to reflect the number of full months of service remaining prior to the next annual stockholder meeting. For continuing directors, an annual renewal grant is made effective with each regularly scheduled company annual stockholder meeting, subject to the same share limits described for initial grants. The actual number of shares to be subject to the options granted for Board of Directors and committee service is established by a committee of employee directors. All options granted have a seven-year term, and the initial grant vests 25% on each anniversary date of the grant and the pro rated grant and annual renewal grant vest over two years with the first 50% vesting one year after grant and the remaining 50% vesting two years after grant as long as the option holder continues to serve on the Board.

During fiscal 2005, options were granted to non-employee directors under the 2003 Stock Plan for the following number of shares and at the per share exercise prices shown:

Non-Employee Director	Initial Grant	Pro Rata Grant	Annual Grant	Exercise Price
Gary T. DiCamillo	—	—	39,750	$4.32
James R. Long	—	—	39,750	4.32
Raj Reddy	—	—	39,750	4.32
David C. Wajsgras	—	—	39,750	4.32
Paul G. Yovovich	—	—	54,000	4.32
Julie St. John	79,500	6,625	—	4.99

Mr. Benhamou, who served as our employee Chairman of the Board during Fiscal 2005, is eligible for annual stock option grants at a level commensurate with his current duties. In fiscal 2005, Mr. Benhamou was granted an option to purchase 75,000 shares of our common stock with an exercise price equal to $4.32 per share. As noted above, effective June 3, 2005, Mr. Benhamou ceased to be an employee. Mr. Benhamou will continue to receive options to purchase shares of our common stock in connection with his service as our non-employee Chairman of the Board.

CORPORATE GOVERNANCE PRINCIPLES

Primary Functions of the Board

The Board, which is elected by our stockholders, oversees the conduct of our business by management and reviews our financial objectives, major corporate plans, strategies, actions and major capital expenditures. Our directors are expected to promote the best interests of our stockholders in terms of corporate governance, fiduciary responsibilities, compliance with laws and regulations, and maintenance of accounting and financial controls. Our directors also participate in the selection, evaluation and, where appropriate, replacement of our chief executive officer and regularly approve a CEO succession plan. Directors also provide input to our CEO for the evaluation and recruitment of our principal senior executives. Our corporate governance principles are set forth in our "Board Guidelines on Corporate Governance Issues," which is available on our website at http://www.3com.com.

Code of Conduct and Business Ethics and Complaint Procedures

Our Code of Conduct and Business Ethics, which is available on our website at http://www.3com.com, complies with the rules of the SEC and the listing standards of the Nasdaq Stock Market. The Audit and Finance Committee has also adopted procedures for the receipt of complaints and concerns regarding accounting and auditing matters in compliance with the rules of the Nasdaq Stock Market. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of a member of our senior management, reviewed by the Audit and Finance Committee, as appropriate, and handled in accordance with procedures established by the Audit and Finance Committee with respect to such matters.

Leadership of the Board

Our Board is led by our chairman of the board, Mr. Benhamou, and by our lead independent director, Mr. Yovovich. After agreement by the lead independent director and chairman as to the agenda and key board interests, our management provides briefing materials to our directors prior to board meetings.

Lead Independent Director

Our lead independent director serves as the focal point for independent directors to resolve conflicts with our CEO or other independent directors, and coordinate feedback to our CEO on behalf of outside directors regarding business issues and board management. The lead independent director also serves as a special counsel to the CEO. The lead independent director and the other independent directors meet regularly without the CEO present.

Nomination of Director Candidates

The Nominating and Governance Committee makes recommendations to the Board regarding director nominees. The Nominating and Governance Committee identifies potential director candidates from any outside advisors it may retain, as well as from other members of the Board, executive officers and other contacts. The Nominating and Governance Committee will also consider nominees recommended by any stockholder entitled to vote in the election of directors. Any stockholder wishing to nominate an individual for election to the Board must comply with the advance notice procedures described at the end of this proxy statement. The nomination must contain the following information about the nominee: name; age; business and residence addresses; principal occupation or employment; the number of shares of common stock held by the nominee; the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director; and a signed consent of the nominee to serve as a director of 3Com, if elected. The Nominating and Governance Committee has not specified any minimum qualifications for serving on the Board. However, in its assessment of potential candidates, the Nominating and Governance Committee will review the candidate's character, business experiences and understanding of the Company's business environment, and ability to devote the time and effort necessary to fulfill his or her responsibilities, all in the context of the perceived needs of the Board at that time.

Delegation to Committees

It is our general policy that all major Board decisions should be approved by the Board as a whole, unless delegated to a committee. Currently these committees are the Audit and Finance Committee, Compensation Committee, Nominating and Governance Committee and Technology Committee. All members of the Audit and Finance Committee, Compensation Committee and Nominating and Governance Committee are "independent" within the meaning of the independence standards of the Nasdaq Stock Market, Inc., including, in the case of the Audit and Finance Committee, the heightened independence standard required for such committee members. Each of these committees has adopted a written charter (available from our website), except for the Technology Committee.

Board and Committee Meetings

Briefing materials are provided to directors in advance of Board and committee meetings to allow the directors to prepare for discussion at the meeting. The format of each Board meeting includes an executive session with the directors and chairman and an executive session with only the independent directors present. In preparation for Board and committee meetings, our chairman and lead outside director consult with our CEO regarding the agenda and content and, with support from our Corporate Secretary, distribute briefing materials to our directors for matters to be included in the meeting agenda, as well as minutes from prior meetings and any written reports by committees. The Board has the authority to hire its own advisors and to have them present at meetings, as it deems necessary.

Board Access to Senior Management

Our directors have complete access to our senior executive officers. Our directors use their judgment to ensure that contact with our senior executive officers is not distracting to our business operation or management reporting structure. Our Board expects our CEO to bring into board meetings managers who can provide additional insight into the matters being discussed or who have future potential that our CEO believes should be made visible to the Board.

Stockholder Communication with the Board of Directors

Stockholders who wish to communicate with our Board, or with any individual member of the Board, may do so by sending such communication in writing to the attention of the Corporate Secretary at the address of our principal executive office with a request to forward the communication to the intended recipient. Stockholder communications must include confirmation that the sender is a stockholder of the Company. All such communications will be reviewed by the Company's General Counsel and Corporate Secretary or Chief Financial Officer, as appropriate, in order to maintain a record of the communication, to assure director privacy, and to determine whether the communication relates to matters that are appropriate for review by our Board or by any individual director. Communications that (i) do not relate to the Company's business, (ii) contain material that is not appropriate for review by the Board based upon the established practice and procedure of the Board, or (iii) contain other improper or immaterial information, will not be forwarded to Board members.

Board Attendance at the Annual Meeting

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, directors are encouraged to attend annual meetings. In an effort to maximize director attendance at our annual meetings of stockholders, we attempt to schedule a meeting of the Board of Directors on the same day as the annual meeting of stockholders. All directors attended the 2004 annual meeting of stockholders.

Audit and Finance Committee Pre-Approval Policies

The Audit and Finance Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular services or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management periodically report to the Audit and Finance Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and its fees for the services performed to date. The Audit and Finance Committee also pre-approves the provision of particular services on a case-by-case basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information, as of July 29, 2005, with respect to the beneficial ownership of our common stock by:

•	each person whom we know to own beneficially more than five percent of our common stock;
•	each director and nominee;
•	the Chief Executive Officer and each of our other executive officers included in the Summary Compensation Table included on page 20 of this Proxy Statement; and
•	all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes those persons who have voting or investment power with respect to the securities.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned	Common Stock Underlying Options Exercisable Within 60 Days	Total Beneficial Ownership	Percent of Common Stock Beneficially Owned (1)
5% Stockholders
Brandes Investment Partners, LP (2) 11988 El Camino Real, Suite 500 San Diego, CA 92130	20,279,587	-	20,279,587	5.2%
Merrill Lynch & Co., Inc. (3) World Financial Center, North Tower 250 Vesey Street New York, NY 10381	32,183,064	-	32,183,064	8.3%
Barclay's Global Investors, NA (4) 45 Fremont Street San Francisco, CA 94105	30,932,959	-	30,932,959	8.0%
Directors and Named Executive Officers
Eric A. Benhamou	708,146	5,304,731	6,012,877	1.5%
Gary T. DiCamillo	1,000	250,345	251,345	*
James R. Long	12,800	173,725	186,525	*
Raj Reddy	1,000	245,125	246,125	*
Julie St. John	-	23,188	23,188	*
David C. Wajsgras	-	56,313	56,313	*
Paul G. Yovovich	482,669	326,961	809,630	*
Bruce L. Claflin (5)	1,126,678	8,054,031	9,180,709	2.3%
Neal D. Goldman (6)	198,130	112,500	310,630	*
Donald M. Halsted, III (7)	240,270	106,250	346,520	*
Anik Bose (8)	178,717	353,699	532,416	*
Susan H. Bowman (9)	116,241	120,000	236,241	*

All current directors and executive officers as a group (14 persons) (10)	3,560,138	15,151,868	18,712,006	4.7%

(1)

Percentage of beneficial ownership is based on 386,841,464 shares of common stock outstanding as of July 29, 2005. Shares of common stock subject to options currently exercisable, or exercisable within 60 days of July 29, 2005, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage for any other person.

(2)

Represents shares beneficially owned by Brandes Investment Partners, LP and includes shares held by Brandes Investment Partners, Inc., Brandes Worldwide Holding, L.P., Charles H. Brandes, Glen R. Carlson and/or Jeffrey R. Busby, based on a Schedule 13G that was filed jointly by these individuals and entities with the SEC on February 14, 2005.

(3)	Represents shares held by Merrill Lynch & Co., Inc., and affiliated persons based upon information reported on its Schedule 13G/A filed with the SEC, on January 19, 2005.

(4)	Represents shares beneficially owned by Barclay's Global Investors, NA, and affiliated persons based upon a schedule 13G/A that was filed with the SEC on February 14, 2005.

(5)

Includes 199,178 shares of common stock held in the Bruce and Karen Claflin Family Trust, of which Mr. Claflin is a co-trustee. Also includes 927,500 unvested shares of restricted stock issued to Mr. Claflin.

(6)	Includes 155,000 unvested shares of restricted stock issued to Mr. Goldman.

(7)	Includes 202,500 unvested shares of restricted stock issued to Mr. Halsted.

(8)	Includes 11,217 shares of common stock held in the Bose Living Trust, of which Mr. Bose is a co-trustee. Also includes 167,500 unvested shares of restricted stock issued to Mr. Bose.

(9)	Includes 105,000 unvested shares of restricted stock issued to Ms. Bowman.

(10)	Includes 2,021,500 unvested shares of restricted stock issued to the executive officers.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table contains information concerning the compensation of our Chief Executive Officer and four other most highly compensated executive officers (based on salary plus bonus for fiscal 2005) who were serving as executive officers at the end of fiscal 2005.

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Restricted Stock Awards ($) (1)		Securities Underlying Options (#)	Other Compensation ($) (2)
Bruce L. Claflin	2005	825,000	-		39,656	(3)	1,497,000	(4)	600,000	1,204,682
President and Chief Executive	2004	825,000	468,951		39,657	(3)	829,600	(5)	900,000	56,252
Officer	2003	825,000	216,563		41,289	(3)	493,350	(6)	1,000,000	6,359
Neal D. Goldman	2005	375,000	180,469	(7)	-		299,400	(8)	120,000	11,620
Senior Vice President,	2004	252,841	255,161	(9)	-		123,800	(10)	330,000	1,288
General Counsel and	2003	-	-		-		-		-	-
Corporate Secretary
Donald M. Halsted, III	2005	276,989	26,406		-		399,200	(11)	425,000	900
Executive Vice President and	2004	-	-		-		-		-	-
Chief Financial Officer	2003	-	-		-		-		-	-
Anik Bose	2005	315,000	19,688		-		270,200	(12)	120,000	4,669
Vice President, Corporate	2004	315,000	51,188		-		73,200	(13)	85,000	7,123
Business Development	2003	307,500	51,345		-		114,350	(14)	35,000	6,903
Susan H. Bowman	2005	300,000	18,750		-		199,600	(15)	80,000	9,293
Senior Vice President, Human	2004	213,636	48,750		-		112,400	(16)	200,000	2,363
Resources	2003	-	-		-		-		-	-

(1)

This column shows the market value of restricted stock awards on date of grant. The aggregate holdings and market value of restricted stock held on June 3, 2005 by the individuals listed in this table are:

Executive Officer	Shares of Restricted Stock	Value of Restricted Stock
Bruce L. Claflin	527,500	$1,867,350
Neal D. Goldman	75,000	265,500
Donald M. Halsted, III	80,000	283,200
Anik Bose	87,500	309,750
Susan H. Bowman	55,000	194,700

(2)

The amounts reported in this column are: company matching contributions to the recipient’s 401(k) plan: Mr. Claflin ($2,959 in fiscal 2005, $1,928 in fiscal 2004, and $6,359 is fiscal 2003), Mr. Goldman ($9,688 in fiscal 2005), Mr. Bose ($3,973 in fiscal 2005, $6,427 in fiscal 2004, and $6,225 is fiscal 2003) and Ms. Bowman ($7,775 in fiscal 2005 and $1,288 in fiscal 2004); group term life insurance premiums: Mr. Goldman ($1,932 in fiscal 2005 and $1,288 in fiscal 2004), Mr. Halsted ($900 in fiscal 2005), Mr. Bose ($696 in each of fiscal 2005 and fiscal 2004, and $678 is fiscal 2003) and Ms. Bowman ($1,518 in fiscal 2005 and $1,075 in fiscal 2004); reimbursement of $54,324 in relocation-related expenses to Mr. Claflin in fiscal 2004; and a payment of $1,201,723 in fiscal 2005 to Mr. Claflin from his Deferred Compensation Plan Account pursuant to the terms of his Management Retention Agreement which is described further in “Employment, Severance and Change of Control Arrangements” beginning on page 24.

(3)

Includes term life insurance premiums provided for under Mr. Claflin's employment agreement and tax gross-ups related to the payment of these premiums. The beneficiary under the policy is Bruce L. and Karen C. Claflin Family Trust UDT.

(4)

Represents the value of 300,000 shares granted to Mr. Claflin on July 26, 2004. These shares vest 50% upon the completion of each of two milestones, or if the milestones were missed, on the fourth anniversary of the grant date. In addition, if the first milestone is missed, the achievement of additional milestones would permit 100% of the shares to vest prior to the fourth anniversary of the grant date. The first milestone was not achieved; however, those shares may vest prior to July 26, 2008, if the additional milestones are achieved.

(5)

Represents the value of 170,000 shares granted to Mr. Claflin on August 1, 2003. These shares were to vest 50% upon the completion of each of two milestones, or if the milestones were missed, on the fourth anniversary of the grant date. The milestones were not achieved; accordingly, those shares will vest on August 1, 2007.

(6)

Represents the value of 115,000 shares granted to Mr. Claflin on July 18, 2002. These shares vest 50% upon the completion of each of two milestones, or if the milestones were missed, on the fourth anniversary of the grant date. The first milestone was reached (and 50% of the shares vested) on December 12, 2002. Since the second milestone was not achieved; the remaining 50% of the shares will vest on July 18, 2006.

(7)	Includes a $150,000 bonus agreed to as part of the original terms of Mr. Goldman’s employment.

(8)

Represents the value of 60,000 shares granted to Mr. Goldman on July 26, 2004. These shares vest 50% upon the completion of each of two milestones, or if the milestones were missed, on the fourth anniversary of the grant date. In addition, if the first milestone is missed, the achievement of additional milestones would permit 100% of the shares to vest prior to the fourth anniversary of the grant date. The first milestone was not achieved; however, those shares may vest prior to July 26, 2008, if the additional milestones are achieved.

(9)	Includes a hiring bonus of $150,000.

(10)	Represents the value of 20,000 shares of restricted stock received by Mr. Goldman on September 29, 2003. The restricted stock vests in four equal annual installments.

(11)

Represents the value of 80,000 shares of restricted stock granted to Mr. Halsted on July 26, 2004. A portion of the shares, 30,000 shares, vest in two equal annual installments and the remaining 50,000 shares vest in four equal annual installments.

(12)

Represents the value of 40,000 shares granted to Mr. Bose on July 26, 2004 and 20,000 shares granted on March 8, 2005. The 40,000 shares granted on July 26, 2004 vest 50% upon the completion of each of two milestones, or if the milestones were missed, on the fourth anniversary of the grant date. In addition, if the first milestone is missed, the achievement of additional milestones would permit 100% of the shares to vest prior to the fourth anniversary of the grant date. The first milestone was not achieved; however, those shares may vest prior to July 26, 2008, if the additional milestones are achieved. The 20,000 shares granted on March 8, 2005 vest in four equal annual installments.

(13)

Represents the value of 15,000 shares granted to Mr. Bose on August 1, 2003. These shares were to vest 50% upon the completion of each of two milestones, or if the milestones were missed, on the fourth anniversary of the grant date. The milestones were not achieved; accordingly, those shares will vest on August 1, 2007.

(14)

Represents the value of 15,000 shares granted to Mr. Bose on July 18, 2002 and 10,000 shares granted on April 9, 2003. The 15,000 shares granted on July 18, 2002 vest 50% upon the completion of each of two milestones, or if the milestones were missed, on the fourth anniversary of the grant date. The first milestone was reached (and 50% of the shares vested) on December 12, 2002. Since the second milestone was not achieved; the remaining 50% of the shares will vest on July 18, 2006. The 10,000 shares granted on April 9, 2003 vest in four equal annual installments.

(15)

Represents the value of 40,000 shares granted to Ms. Bowman on July 26, 2004. These shares vest 50% upon the completion of each of two milestones, or if the milestones were missed, on the fourth anniversary of the grant date. In addition, if the first milestone is missed, the achievement of additional milestones would permit 100% of the shares to vest prior to the fourth anniversary of the grant date. The first milestone was not achieved; however, those shares may vest prior to July 26, 2008, if the additional milestones are achieved.

(16)	Represents the value of 20,000 shares of restricted stock granted to Ms. Bowman on September 15, 2003. The restricted stock vests in four equal annual installments.

The following table provides information concerning grants of options to purchase our common stock made during fiscal 2005 to the executive officers listed in the Summary Compensation Table:

OPTION GRANTS IN FISCAL 2005

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal 2005	Exercise Price per Share ($/Sh) (2)	Expiration Date	5% ($)	10% ($)
Bruce L. Claflin	600,000	6.2%	$ 4.99	July 26, 2011	$ 1,218,859	$ 2,840,459
Neal D. Goldman	120,000	1.3	4.99	July 26, 2011	243,772	568,092
Donald M. Halsted, III	425,000	4.4	4.99	July 26, 2011	863,358	2,011,992
Anik Bose	80,000	0.8	4.99	July 26, 2011	162,514	378,728
	40,000	0.4	3.53	March 8, 2012	57,483	133,959
Susan H. Bowman	80,000	0.8	4.99	July 26, 2011	162,514	378,728

(1)

Options above are subject to the terms of our 2003 Stock Option Plan and have a term of 7 years from the date of grant. All options listed above vest and become exercisable in four equal annual installments on the anniversary of the date of grant, provided the optionee continues to be an employee of 3Com.

(2)	All options were granted at an exercise price equal to the closing price of our common stock on the date of grant.

(3)

Potential realizable values are net of exercise price, but before deduction of taxes associated with exercise. These amounts represent assumed rates of appreciation only, based on the SEC rules, and do not represent our estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee. Actual realizable values, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holder's continued employment through the vesting period.

The following table provides information concerning option exercises during fiscal 2005 and the exercisable and unexercisable options held as of June 3, 2005, by the executive officers listed in the Summary Compensation Table:

AGGREGATED OPTION EXERCISES IN FISCAL 2005

AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at 6/3/05 (#)		Value of Unexercised In-The-Money Options at 6/3/05 ($) (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Bruce L. Claflin	-	-	7,679,031	1,525,000	$ -	$ -
Neal D. Goldman	-	-	82,500	367,500	-	-
Donald M. Halsted, III	-	-	-	425,000	-	-
Anik Bose	-	-	291,199	213,750	-	400
Susan H. Bowman	-	-	50,000	230,000	-	-

(1)	Based on $3.54 per share, the closing sale price of our common stock on June 3, 2005 as reported by the Nasdaq National Market.

The following table summarizes information related to our equity compensation plans as of June 3, 2005:

EQUITY COMPENSATION PLAN INFORMATION
Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in 1st column)
Equity compensation plans approved by stockholders	29,985,699	$ 6.68	7,826,462
Equity compensation plans not approved by stockholders *	23,866,911	6.72	-
Total	52,852,610	$ 6.70	7,826,462

*

Does not include an aggregate of 10,506,092 shares of common stock to be issued (subject to vesting) upon the exercise of outstanding option grants, with a weighted average exercise price of $1.47 per share, assumed by 3Com in connection with various acquisitions. The option plans relating to such outstanding options were approved by the respective security holders of the acquired companies.

EMPLOYMENT, SEVERANCE AND CHANGE-OF-CONTROL ARRANGEMENTS

Management Retention Agreements and Severance Plan for Section 16 Officers.

We have entered into Management Retention Agreements ("Retention Agreements") with several of our senior executive officers. In September 2003, the Board also approved an amended and restated severance plan covering our executive officers that are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, which we refer to as our Section 16 Officers.

The amended and restated Section 16 Officer Severance Plan provides for:

•	Severance amount equal to one year's base salary and target bonus;
•	Accelerated vesting of all outstanding options by one year;
•	COBRA benefits for a period of one year or, if earlier, until covered by another employer's plans;
•	Extension of exercise period for all vested and unexercised options to a one-year period following termination; and
•	Continuation of term life insurance for one year, or, if earlier, until covered by another employer's plan.

Due to our prior reorganizations, the Retention Agreement with our Chief Executive Officer was revised on July 15, 2003. Prior to this revision, our Chief Executive Officer was entitled to substantial benefits, including 100% accelerated vesting on all of his equity compensation and a cash payment equal to 200% of his annual compensation plus an amount equal to the pro-rata share of his target bonus on the consummation of specified corporate reorganizations that were likely to occur. In revising his Retention Agreement, our Chief Executive Officer agreed to forego the accelerated vesting and cash payments due upon these corporate reorganizations. Under the terms of the revised Retention Agreement with our Chief Executive Officer, our Chief Executive Officer's 3Com Deferred Compensation Plan account was credited with an amount, subject to vesting, equal to 200% of his annual compensation plus an amount equal to a pro-rata share of his 2004 target bonus, less applicable Medicare withholding (the "Retention Benefit"). Because our Chief Executive Officer remained employed by 3Com through the end of the 2004 fiscal year, the pro-rated target bonus component of the Retention Benefit vested. A like amount was subtracted from his 2004 fiscal year annual target bonus otherwise payable to him. Otherwise, the Retention Benefit will vest as to one-third per year (100% vested in three years) subject to our Chief Executive Officer remaining employed by 3Com on each vesting date. Vesting of the Retention Benefit will accelerate 100% in the event of (i) a Change of Control (as described below), (ii) subject to his signing a complete release of claims, an involuntary termination of his employment without cause, (iii) subject to his signing a complete release of claims, a voluntary termination for good reason (as described below), (iv) termination of his employment pursuant to death or permanent disability, or (v) subject to his continued employment with 3Com, on July 15, 2006. If the Retention Benefit does not vest it reverts to 3Com. Moreover, if our Chief Executive Officer materially competes with 3Com or any 3Com affiliates within one year following his termination as an employee, any vested or unvested Retention Benefit (except for the pro-rated target bonus component) then remaining in his Deferred Compensation Plan account shall be forfeited to 3Com.

On his termination of employment for any reason or no reason, our Chief Executive Officer will receive partially subsidized employee benefits until the earlier of two years from the date of termination or when he receives comparable benefits from another employer.

In the event of a change of control or involuntary termination without cause or voluntary termination for good reason within three months prior to a change of control, our Chief Executive Officer will receive (i) a bonus payment equal to the pro-rata share of his annual target bonus, (ii) full accelerated vesting of equity compensation, (iii) a one-year post-termination exercise period on his stock options and any stock appreciation rights, and (iii) an amount equal to two years' annual compensation, such amount reduced by 1/3 for any change of control on or before July 14, 2006. If our Chief Executive Officer remains employed by 3Com through the end of the fiscal year in which a Change of Control occurs, any target bonus otherwise payable to him on account of that fiscal year may be reduced by the amount of the pro-rated target bonus payment.

We also have Retention Agreements with our other executive officers. Pursuant to the terms of their Retention Agreements, these executive officers, following a qualifying event involving a change of control (as described below) and upon the signing of a complete release of all claims, will receive (i) a lump sum payment equal to 100% of such executive officer's annual compensation (ii) continued coverage of employee benefits until the earlier of two years from the date of termination or when such executive officer receives comparable benefits from another employer; (iii) a bonus payment equal to the pro-rata share of the senior executive officer's annual target bonus; (iv) full accelerated vesting of equity compensation; and (v) a one-year post termination exercise period on their stock options and any stock appreciation rights. Such executive officers would be entitled to receive the foregoing benefits if any such officer is terminated without cause within three months prior to or twelve months following a change of control or if such officer voluntarily terminates for good reason during such time period. "Good reason" under all of the Retention Agreements includes material reductions in duties, title, authority, responsibilities, facilities or perquisites, reduction of base salary, material reduction in aggregate level of employee benefits, relocation or constructive termination.

In all of the Retention Agreements, if the executive officer's employment is terminated for any other reason, he or she will receive severance or other benefits only to the extent he or she would be entitled to receive those benefits under our then existing severance or benefit plans or pursuant to any other written agreement. For our Chief Executive Officer, if the benefits provided under the Retention Agreement constitute a parachute payment under Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then he shall receive (i) a payment sufficient to pay such excise tax and (ii) an additional payment sufficient to pay the taxes arising as a result of such payment. Other executive officers will receive these payments only if the excise tax is at least 3.59 times the "base amount" under Section 280G.

As defined in the Retention Agreements, a "change of control" means: (i) the acquisition by any person of 50% or more of the total voting power of our then outstanding securities; (ii) the consummation of the sale or disposition of all or substantially all company assets; (iii) the consummation of a merger or consolidation of us where the outstanding securities immediately prior thereto no longer represent at least 50% of the voting power immediately after such merger or consolidation; (iv) a change in the composition of the Board during any two consecutive years, such that a majority consists of persons who are not either directors who were in office when the agreement was entered into or whose nominations were approved by a majority of the directors who were in office not in connection with a transaction described in (i) through (iii) above.

Acceleration under Option Plans

Options granted under the 2003 Stock Plan contain provisions pursuant to which outstanding options must either become fully vested and exercisable prior to a "change of control" transaction or must be assumed in the transaction, and all options terminate to the extent they are not assumed upon such "change of control" as defined in the 2003 Stock Plan. Similarly, awards of restricted stock granted under the 2003 Stock Plan contain provisions pursuant to which outstanding awards of restricted stock must either become fully vested prior to a "change of control" transaction or must be assumed in the transaction.

Options granted under the 1994 Option Plan contain provisions pursuant to which outstanding options must either become fully vested and immediately exercisable prior to a "transfer of control" transaction or must be assumed in the transaction, and all unexercised options terminate to the extent they are not assumed upon such "transfer of control" as defined under the 1994 Option Plan. For purposes of the 1994 Option Plan, a transfer of control is a change in ownership in which our stockholders immediately prior to the ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in our voting stock after the ownership change.

Options granted under the 1983 Option Plan and the 1994 Option Plan have their vesting accelerated as to 50% of the unvested shares subject thereto if an executive or employee optionee is terminated without cause within 12 months after a "transfer of control" transaction.

Options granted under the 3Com Corporation Director Stock Option Plan (the "Director Plan") contain provisions pursuant to which all outstanding options granted under the Director Plan will become fully vested and immediately exercisable upon a merger or acquisition of us where we are not the survivor, or upon the sale of substantially all of our assets.

Employment Agreement with Bruce Claflin

We entered into an at-will employment agreement with Mr. Claflin, effective January 1, 2001, concurrent with Mr. Claflin's promotion to Chief Executive Officer. This employment agreement provides for:

•

An initial base salary of $750,000 per annum, which has subsequently been increased to $825,000, plus a target bonus of 100% of his base salary based on performance criteria set by our Compensation Committee. The Compensation Committee has discretion to vary the base salary and target bonus based on performance, competitive data and achievement levels;

•

An option, vesting as to 25% of the shares subject to the option on the anniversary of the date of grant each year over a period of four years, to purchase 1,000,000 shares of our common stock at the fair market value on the date of the employment agreement and with full acceleration of vesting in the event of a change of control;

•

100,000 shares of restricted stock, vesting as to 25% of the shares subject to the right of our repurchase on the anniversary of the date of grant each year over a period of four years and with full acceleration of vesting in the event of a change in control;

•	$20,000,000 term life insurance policy, that 3Com will maintain through the term of his employment, benefiting Mr. Claflin's family with premiums paid by us; and

•

Severance benefits of two years' base salary and target bonus, 50% vesting of any unvested stock options and restricted stock and 18 months of continued benefits if Mr. Claflin is terminated without cause or if Mr. Claflin voluntarily terminates his employment for good reason as defined in the employment agreement.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports with the SEC. These persons are required by the SEC to furnish us with copies of all Section 16(a) reports that they file. Based on our review of reports furnished to us and written representations from our directors and executive officers, we believe that all filing requirements were complied with in a timely manner during fiscal 2005.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee during fiscal 2005 consisted of Messrs. Yovovich and DiCamillo, neither of whom is or has been an officer or employee of 3Com. No interlocking relationship existed during fiscal 2005 between our Board or Compensation Committee and the board of directors or compensation committee of any other company.

RELATED-PARTY TRANSACTIONS

Except as described under “Executive Compensation,” there have not been any transactions, and there are currently no proposed transactions, in which the amount involved would exceed $60,000 to which we or any of our subsidiaries were or are to be a party and in which any executive officer, director or five percent beneficial owner of our common stock, or members of the immediate family of them, had or will have a direct or indirect material interest, and there are no business relationships between us and any entity of which a director of 3Com is an executive officer or of which a director of 3Com owns equity interest in excess of ten percent, involving payment for property or services in excess of five percent of our consolidated gross revenues or the other company's consolidated gross revenues fiscal 2005.

REPORT OF THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee (the “Committee”) of the Board of Directors determines compensation for the Chief Executive Officer, reviews and approves compensation programs for Executive Officers (“Executives”), and supervises the administration of 3Com’s equity plans for all employees. The Committee is composed of two independent directors, neither of whom is an employee or former employee of 3Com.

Executive Compensation Philosophy and Objectives

3Com’s Executive compensation philosophy seeks to provide a meaningful total compensation opportunity to each Executive with a large portion of the package variable and aligned with shareholder value creation. Consequently, it is intended that 3Com Executives may realize significant incentive value when 3Com shareholders receive significant gains. 3Com’s Executive compensation programs are designed to:

•	attract, retain and motivate highly qualified Executives;

•	align Executive compensation with shareholder value creation; and

•	ensure that rewards are commensurate with performance.

At least annually, the Committee reviews 3Com’s Executive compensation programs and policies in light of the above philosophy, as well as changes and trends in the marketplace. The Committee retains the services of a leading compensation consulting firm to advise on pay levels and mix, incentive plan design, and performance measurement. To assess market pay levels and mix, the Committee relies upon published surveys and publicly-disclosed compensation data for executives with comparable responsibilities at other high technology companies of comparable size and business focus. In addition, the Committee reviews 3Com’s incentive plan designs and performance linkages to ensure that the plans continue to support the company’s strategic and operational goals. The Committee also reviews the performance of the Executives against pre-established objectives to set incentive awards on a semi-annual basis.

Components of Compensation

Executive compensation at 3Com consists primarily of base salary, a short-term cash incentive opportunity, and long-term equity-based incentives consisting primarily of stock options and restricted stock.

Base Salary

3Com targets Executive base salaries at the 60th percentile of the competitive market. In determining each Executive’s base salary, the Committee considers competitive market data for similar positions at high technology companies, individual responsibilities and performance, and internal equity within 3Com. In June 2004, the Committee conducted its scheduled Executive salary review. Based upon market data and 3Com’s overall performance, no base salary increases were awarded.

Cash Incentive

3Com’s Executive Bonus Plan rewards Executives for the attainment of key Company goals and targets cash incentives at the 50th percentile of the competitive market. The CEO’s target cash incentive opportunity is 100% of annual base salary and the target opportunities for other Executives range from 50% to 75% of annual base salary. If bonuses are earned in fiscal 2006, the corresponding cash payments will be made in January and July 2006.

For fiscal 2005, bonus payments for all Executives were contingent upon achievement of corporate net income targets, consolidated revenue goals and other key financial objectives. Potential payments for fiscal 2005 ranged from zero to 200% of target, based on performance. No cash incentive payments were made to the CEO for the first or second half of fiscal year 2005. The other Executives received no cash incentive payment for the first half of fiscal year 2005. In recognition of progress against objectives, the other Executives received a bonus equal to 12.5% of annual cash incentive target for the second half of fiscal year 2005.

Equity Incentives

Executives’ pay mix emphasizes equity incentives. Consequently, equity compensation for 3Com’s Executives is normally targeted at the 65th percentile of the market comparisons. Executive equity grants are determined by reviewing a composite set of data including Black-Scholes valuation estimates of disclosed grants made by comparable companies, third-party survey data, internal comparisons, and potential incremental share dilution. The Committee believes that equity compensation should be emphasized because it most directly links Executive and shareholder interests. 3Com’s equity incentives at the Executive level have been in the form of stock options, restricted stock with time-based vesting, and restricted stock with performance-accelerated vesting (PAVRS). Stock options are issued at an exercise price equal to the fair market value on the date of grant and vest in equal annual installments over four years.

For fiscal 2005, 3Com granted stock options, restricted stock with time-based vesting, and restricted stock with performance-accelerated vesting (PAVRS) to Executives. The PAVRS cliff-vest after four years unless certain performance goals are achieved. For the fiscal 2005 PAVRS grant, 50% of the shares would vest after the completion of fiscal 2005 and the remaining 50% were targeted to vest at the end of fiscal 2006 if certain operational and financial targets were met during each fiscal year. For fiscal 2005, our performance fell below the threshold for acceleration and as a result the first 50% of the grant did not accelerate, although achievement of a set of more challenging measures for fiscal 2006 would cause those shares to vest. In addition, the second 50% may also vest at the end of fiscal 2006 if a prescribed share price and certain financial goals are achieved. In the event that vesting is accelerated on any PAVRS, the Executive will be required to hold those shares for at least one year except for the surrender of shares to 3Com to satisfy any tax withholding obligations that arise upon the vesting date.

For fiscal 2006, the Committee has determined that a mix of stock options, PAVRS, and restricted stock with time-based vesting will provide an appropriate long-term incentive. Again, as in fiscal 2005, we will take into account the dilutive effect of stock option grants and increase our use of restricted stock (a mix of PAVRS and restricted stock with time-based vesting) at the Executive level. For fiscal 2006, stock options will vest 25% per year over four years. Restricted stock with time-based vesting will vest 33% per year over three years. The PAVRS grant for fiscal year 2006 will cliff-vest after four years unless certain revenue and profit improvement goals are achieved — 50% of the PAVRS will vest after one year upon achievement of these goals and the remaining 50% will vest after two years upon achievement of other financial improvement goals. If the first 50% does not accelerate at the end of fiscal 2006 it may accelerate at the end of fiscal 2007 if certain financial goals are attained. In addition, the second 50% of the PAVRS grant may vest if more challenging financial goals are attained by 3Com at the end of fiscal year 2007. In the event that vesting is accelerated on any PAVRS, the Executive will be required to hold those shares for at least one year except for the surrender of shares to 3Com to satisfy any tax withholding obligations that arise upon the vesting date.

3Com encourages all employees, including Executives, to participate in stock ownership through the tax-qualified Employee Stock Purchase Plan (ESPP). The ESPP, in accordance with Internal Revenue Service guidelines, gives employees the opportunity to purchase 3Com stock with up to 10% of their base salary and bonuses, which in turn permits employees and Executives to increase their ownership in 3Com and further aligns their economic interests with the shareholders’. The purchase price at which 3Com stock may be acquired under the ESPP is equal to eighty-five percent (85%) of the lesser of (a) the fair market value of the shares on the first day of a six-month offering period or (b) the fair market value of the shares on the last day of the six-month offering period.

CEO Compensation

The Chief Executive Officer’s salary, bonus and equity grants follow the policies set forth above. In determining Mr. Claflin’s compensation package for fiscal year 2005, the Committee considered compensation practices at other high-tech companies with which 3Com competes for talent and conducted a full Executive compensation review. During this review, the Committee determined that Mr. Claflin’s current annual base salary of $825,000 would not change. Mr. Claflin’s bonus opportunity ranges from zero to 200% of his target bonus, which is set at 100% of salary. For fiscal year 2005, Mr. Claflin did not receive a cash bonus payment. For fiscal 2005, Mr. Claflin was granted stock options and PAVRS of 600,000 and 300,000 shares, respectively. Like the grants to the other Executives, Mr. Claflin’s stock options vest 25% per year over four years. The first 50% of the fiscal 2005 PAVRS grant for Mr. Claflin did not accelerate, and like the grants to the other Executives, if certain additional goals set for the fiscal 2005 grant are attained, there are other opportunities for the shares to vest as described above.

Pursuant to Mr. Claflin’s Management Retention Agreement, an amount equal to 200% of his annual target cash compensation, plus an amount equal to a pro-rata share of his 2004 target bonus less applicable Medicare withholding (the “Retention Benefit”) was credited to his 3Com Deferred Compensation Plan Account in the first quarter of fiscal year 2004. The pro-rated 2004 target bonus amount vested at the end of fiscal year 2004. One third of the remaining balance of the Retention Benefit vested on July 15, 2004. The vested portion of his Retention Benefit in the amount of $1,201,723 was distributed to Mr. Claflin from his 3Com Deferred Compensation Plan Account in January 2005. An amount equal to the pro-rated 2004 target bonus amount was withheld from Mr. Claflin’s bonus payment for the second half of fiscal year 2004, per the terms of the Management Retention Agreement.

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public corporation for compensation of more than $1 million paid to the corporation’s CEO and four other most highly compensated Executives. Qualifying performance-based compensation will not be subject to the cap if certain requirements are met. The Committee has reviewed 3Com’s Executive Bonus Program and has weighed the benefits of compliance against the burdens. While the Committee’s intent is to maximize the deductibility of Executive compensation to the extent reasonable, the Committee has chosen not to qualify the Executive Bonus Plan or the PAVRS plan at this time in order to maintain flexibility. The Committee believes that any loss of deductibility will not be material to 3Com’s results and that the burdens of compliance outweigh the benefits. 3Com’s stock option plans, however, are designed to comply with Section 162(m), so stock option grants under the plans are generally tax deductible upon exercise.

THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Gary T. DiCamillo, Chair

Paul G. Yovovich

REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

The Audit and Finance Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for our financial statements and the overall reporting process, including our system of financial controls. In fulfilling its oversight responsibilities during fiscal 2005, the Audit and Finance Committee periodically:

•	reviewed the unaudited and audited financial statements with management and our independent registered public accounting firm, Deloitte & Touche LLP;
•	discussed the accounting principles, significant assumptions, estimates and matters of judgment used in preparing the financial statements with management and Deloitte & Touche;
•	reviewed 3Com's financial controls and financial reporting process; and
•	reviewed significant financial reporting issues and practices, including changes in accounting principles and disclosure practices.

The Audit and Finance Committee also reviewed with Deloitte & Touche, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, Deloitte & Touche's judgment as to the quality, and not just the acceptability, of our accounting principles as applied in our financial reporting and such other matters as are required to be discussed with the Audit and Finance Committee under generally accepted accounting principles. The Audit and Finance Committee periodically met with Deloitte & Touche, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of 3Com's financial reporting.

In addition, the Audit and Finance Committee discussed with Deloitte & Touche the independence of Deloitte & Touche from us and our management. The Audit and Finance Committee received from Deloitte & Touche the written disclosures required by the Independence Standards Board Standard No. 1 and discussed with Deloitte & Touche any matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit and Finance Committee also considered the compatibility of Deloitte & Touche's non-audit services (principally consulting services related to an acquisition and compliance with Section 404 of the Sarbanes-Oxley Act of 2002) with the standards for auditors' independence. The Audit and Finance Committee discussed with Deloitte & Touche the overall scope and plans for their audit.

Each of the directors who serves on the Audit and Finance Committee is “independent”" within the meaning of the rules of the Nasdaq Stock Market and meets the financial literacy and expertise requirements of the Nasdaq Stock Market and regulations promulgated by the SEC. The Audit and Finance Committee has adopted a written charter, which was updated and revised on June 30, 2004. During fiscal 2005, the Audit and Finance Committee met sixteen times.

In reliance on the reviews and discussions referred to above and representations by management that the financial statements were prepared in accordance with generally accepted accounting principles, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 3, 2005. The Audit and Finance Committee also recommended to the Board, subject to stockholder approval, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 2, 2006.

AUDIT AND FINANCE COMMITTEE

OF THE BOARD OF DIRECTORS

David C. Wajsgras, Chair

Julie St. John

James R. Long

COMPARISON OF STOCKHOLDER RETURN

Set forth below is a line graph comparing the cumulative total return of our common stock with the cumulative total return of the Standard & Poor's 500 Stock Index and our Peer Group(1) for the period commencing on June 3, 2000 and ending on June 3, 2005 (fiscal year end)(2)(3). Our Peer Group includes companies that are our principal competitors in the enterprise networking business.

DATA POINTS FOR PERFORMANCE GRAPH

	June 3, 2000	June 1, 2001	May 31, 2002	May 30, 2003	May 28, 2004	June 3, 2005
3Com Corporation	100.00	60.00	60.00	52.98	69.82	40.03
S&P 500	100.00	89.45	77.06	10.85	83.83	90.74
Peer Group	100.00	39.43	34.36	37.44	47.56	45.29

(1)	Our Peer Group consists of Avaya, Inc., Cisco Systems, Inc., Dell Computer Corporation, Enterasys Networks, Inc., Extreme Networks, Inc., and Foundry Networks, Inc.

(2)

Assumes that $100.00 was invested on June 2, 2000 in our common stock and each index, and that all dividends were reinvested. No cash dividends have been declared on our common stock. On July 27, 2000, the Palm Distribution was made. The distribution of the Palm shares to our stockholders is treated as a special dividend for purposes of calculating stockholder return. It is assumed that the shares of Palm received in the Palm Distribution were sold at the when-issued closing market price on July 27, 2000 and all of the proceeds were reinvested in shares of our common stock at the when-issued closing market price on the same date. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(3)	3Com uses a 52-53 week fiscal year ending on the Friday nearest to May 31.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals that are intended for inclusion in our proxy statement relating to the 2006 Annual Meeting of Stockholders must be received at our offices at 350 Campus Drive, Marlborough, Massachusetts 01752-3064 no later than April 28, 2006 and must satisfy the conditions established by the SEC for stockholder proposals to be included in our proxy statement for that meeting.

If a stockholder wishes to present a proposal at our 2006 annual meeting and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice to us prior to June 30, 2006, which is the deadline determined in accordance with our bylaws. If a stockholder gives notice of such a proposal after the bylaw deadline, the stockholder will not be permitted to present the proposal at the meeting.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business that the Board intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Any stockholder may present a matter from the floor for consideration at a meeting so long as certain procedures are followed. Under our bylaws, for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to us not later than 90 days prior to the next annual meeting (under the assumption that the next annual meeting will occur on the same calendar day as the day of the most recent annual meeting). As to each proposed matter, the notice must include the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our stock that are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

By Order of the Board of Directors,

/s/   NEAL D. GOLDMAN

Neal D. Goldman, Secretary

August 26, 2005

Marlborough, Massachusetts

Appendix A

3COM CORPORATION

2003 STOCK PLAN, AS AMENDED

3COM CORPORATION

2003 STOCK PLAN, AS AMENDED

1.	Purposes of the Plan. The purposes of this 2003 Stock Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide additional incentive to Employees and Consultants, and
•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock and Stock Appreciation Rights. In addition, the Plan provides for automatic option grants to Independent Directors.

2.	Definitions. As used herein, the following definitions shall apply:

(a)        “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)        “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(c)        “Award” means, individually or collectively, a grant under the Plan of Options, SARs or Restricted Stock.

(d)        “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)        “Cause” means (i) an act of personal dishonesty taken by the Participant in connection with his or her responsibilities as an employee and intended to result in substantial personal enrichment of the Participant, (ii) Participant being convicted of or pleading nolo contendere to a felony, (iii) a willful act by the Participant which constitutes gross misconduct and which is injurious to the Company, (iv) following delivery to the Participant of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that the Participant has not substantially performed his or her duties, continued violations by the Participant of the Participant’s obligations to the Company which are demonstrably willful and deliberate on the Participant’s part.

(f)	“Change in Control” means the occurrence of any of the following events:

(i)   Any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)   The consummation of the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iii)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)  A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date upon which this Agreement was entered into, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

(g)	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

(h)        “Committee” means a committee, which may consist of one or more persons whom may or may not be Board members, as is consistent with Applicable Laws, appointed by the Board in accordance with Section 4 of the Plan.

(i)	“Common Stock” means the common stock of the Company.
(j)	“Company” means 3Com Corporation.

(k)        “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l)	“Director” means a member 3Com’s Board of Directors.

(m)       “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)        “Discretionary Options” means Incentive Stock Options and Nonstatutory Stock Options that are not issued pursuant to the Independent Director option grant provisions of Section 11.

(o)        “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or any leave for which a return to employment is guaranteed under Applicable Laws, or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(p)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)        “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)   If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)  in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(r)         “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s)	“Independent Director” means a Director who is not an Employee.
(t)	“Inside Director” means a Director who is an Employee.

(u)        “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v)        “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(w)       “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)	“Option” means a stock option granted pursuant to the Plan.
(y)	“Optioned Stock” means the Common Stock subject to an Option or SAR.

(z)         “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa)       “Participant” means the holder of an outstanding Award granted under the Plan.

(bb)      “Plan” means this 2003 Stock Plan, as from time to time amended and in effect.

(cc)       “Qualifying Board Retirement” means an Independent Director’s termination from Board membership, including pursuant to the Independent Director’s death or Disability, if such termination follows ten full years of Board service or five full years of Board service and attainment of age 62 or greater.

(dd)      “Restricted Stock” means shares of Common Stock or units/rights to acquire shares of Common Stock granted pursuant to Section 9 of the Plan that are subject to vesting.

(ee)       “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ff)	“Section 16(b)” means Section 16(b) of the Exchange Act.
(gg)	“Service Provider” means an Employee, Director or Consultant.

(hh)       “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ii)         “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 10 is designated as an SAR.

(jj)        “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code and also include partnerships, limited liability companies and other entities that are at least 30% owned by the Company.

3.          Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 50,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, is forfeited back to or repurchased by the Company, the unpurchased Shares (or for Restricted Stock, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, all shares which are the subject of an issued SAR shall cease to be available under the Plan, except for SARs which expire or become unexercisable without having been exercised in full. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan. For the avoidance of doubt, except for Awards which expire or become unexercisable without having been exercised in full, the following Shares shall not become available for issuance under the Plan: (i) Shares tendered by Participants as full or partial payment to the Company upon exercise of Options granted under the Plan; (ii) Shares reserved for issuance upon the grant of SARs, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon exercise of the SARs; and (iii) Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of options or SARs granted under the Plan or upon any other payment or issuance of Shares under the Plan.

4.	Administration of the Plan.
	(a)	Procedure.

(i)   Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii)   Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Compensation Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)  Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)  Other Administration. Other than as provided above, the Plan shall be administered by (A) the Compensation Committee, or (B) a different Committee, in either case which shall be constituted to satisfy Applicable Laws. Grants to Independent Directors under Section 11 of the Plan shall be administered by the Company’s Inside Directors.

(b)        Powers of the Administrator. Subject to the provisions of the Plan the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value;

(ii)   to select the Service Providers to whom Awards may be granted hereunder;

(iii)  to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)	to approve forms of agreement for use under the Plan;

(v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise or purchase price, the time or times when Awards may be vested, exercised, purchased or granted (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions or repurchase rights, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan, including, but not limited to, a determination of a Participant’s date of termination with respect to any Award granted under the Plan;

(vii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws, satisfying foreign securities law or achieving other foreign legal compliance objectives;

(viii)  to modify or amend each Award (subject to Section 16 of the Plan), including the discretionary authority to extend the post-termination vesting or exercisability of Awards longer than is otherwise provided for in the Plan;

(ix)  to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or SAR or upon the vesting or earlier tax recognition of Restricted Stock that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xi)  to make all other determinations deemed necessary or advisable for administering the Plan.

(c)        Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5.	Eligibility.

(a)        Awards and Discretionary Stock Options. Awards and Discretionary Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b)        Automatic Independent Director Option Grants. Automatic Option grants under Section 11 hereof shall only be made to Independent Directors.

6.	Limitations.

(a)        Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or subsidiary as defined in Code Section 424(f)) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)        Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing their relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

(c)        The following limitations shall apply to grants of Options and SARs with an exercise price equal to or exceeding 100% of Fair Market Value on the grant date:

(i)   No Service Provider shall be granted, in any fiscal year of the Company, Option or SARs to purchase more than 1,750,000 Shares.

(ii)   In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,750,000 Shares which shall not count against the limit set forth in subsection (i) above.

(iii)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14(a).

(iv)  If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 14(c)), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above.

7.          Term of Plan. The Plan shall become effective upon the date of stockholder approval of the Plan in 2003. It shall continue in effect for a term of ten (10) years from the date upon which the Board approved the Plan subject to obtaining stockholder approval, namely July 15, 2013.

8.	Stock Options.

(a)        Term of Option. The term of each Option shall be stated in the Option Agreement and shall be no more than seven (7) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or subsidiary that qualifies under Code Section 424(f), the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

(b)	Option Exercise Price, Waiting Period and Consideration.

(i)   Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(1)	In the case of an Incentive Stock Option

a)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Code Section 424(f) subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

b)   granted to any Employee other than an Employee described in paragraph a) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(2)        In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, with a minimum exercise price equal to par value.

(ii)   Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may become vested or be exercised and shall determine any conditions which must be satisfied before the Option may vest or be exercised.

(iii)  Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration, subject to Applicable Laws, may consist entirely of:

(1)	cash;
(2)	check;
(3)

other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(4)	consideration received by the Company under a broker-assisted cashless exercise program acceptable to the Company, in its sole discretion;
(5)	any combination of the foregoing methods of payment; or
(6)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(iv)  Exercise of Option; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. An Option may not be exercised for a fraction of a Share.

(c)        Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

Notwithstanding the above, in the event of an Optionee’s change in status from Consultant, Employee or Director to Employee, Consultant or Director (e.g., an Inside Director becoming an Independent Director), an Optionee’s status as a Service Provider shall continue notwithstanding the change in status. However, in such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status.

(d)        Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)        Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested and exercisable on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9.	Restricted Stock.

(a)        Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, (ii) whether the form of the award shall be Shares or units/rights to acquire Shares, and (iii) the conditions that must be satisfied, including performance-based milestones, upon which is conditioned the grant or vesting of Restricted Stock. For Restricted Stock granted in the form of units/rights to acquire Shares, each such unit/right shall be the equivalent of one Share of Common Stock for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units/rights to acquire Shares.

(b)        Exercise Price and other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Restricted Stock Agreement as a condition of the award. Any certificates representing the shares of Stock awarded shall bear such legends as shall be determined by the Administrator.

(c)        Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than seven (7) years following the date of grant.

10.	Stock Appreciation Rights.

(a)        Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b)        Exercise Price and other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than seven (7) years from the date of grant.

(c)        Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)   The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)	The number of Shares with respect to which the SAR is exercised.

(d)        Payment upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

(e)        Cash Settlements and Plan Share Allocation. Cash payments of Stock Appreciation Rights as well as Common Stock issued upon exercise of Stock Appreciation Rights shall be applied against the maximum number of shares of Common Stock that may be issued pursuant to the Plan. The number of shares to be applied against such maximum number of shares in such circumstances shall be the number of shares equal to the amount of the cash payment divided by the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

(f)         SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(g)        Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(h)        Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Stock Appreciation Right Agreement to the extent that the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement). In the absence of a specified time in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified by the Administrator, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan. Notwithstanding the above, in the event of a Participant’s change in status from Consultant, Employee or Director to Employee, Consultant or Director (e.g., an Inside Director becoming an Independent Director), a Participant’s status as a Service Provider shall continue notwithstanding the change in status.

(i)         Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Stock Appreciation Right Agreement to the extent the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement). In the absence of a specified time in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan.

If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

(j)         Death of Participant. If a Participant dies while a Service Provider, the Stock Appreciation Right may be exercised within such period of time as is specified in the Stock Appreciation Right Agreement (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquires the right to exercise the Stock Appreciation Right by bequest or inheritance, but only to the extent that the Stock Appreciation Right is vested and exercisable on the date of death. In the absence of a specified time in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall immediately revert to the Plan. The Stock Appreciation Right may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Stock Appreciation Right under the Participant’s will or the laws of descent or distribution. If the Stock Appreciation Right is not so exercised within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

11.        Option Grants to Independent Directors. All grants of Options to Independent Directors pursuant to this Section shall be shall be made strictly in accordance with the following provisions:

(a)        Nonstatutory Stock Options. All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

(b)        Administration. Option grants under this Section 11 shall be administered by a committee consisting of the Company’s Inside Directors; provided, however, that such committee shall not have any discretion to select which Independent Directors shall be granted Options under this Section 11.

(c)        Guidelines. The committee of Inside Directors shall establish guidelines (the "Guidelines") that determine the number of shares to be subject to the options granted under this Section 11, subject to the per option limits set forth in Sections 11(d) and 11(f). The Guidelines must provide that on each grant date, the number of shares of Common Stock subject to each option automatically granted pursuant to Section 11(d) or 11(f), as the case may be, shall be equal for each eligible participant, subject to distinctions based on the outside director's position as Chairman of the Board, designation as the "lead" outside director, and service on Board committees, including service as chairman of such committees.

(d)        Initial Grant. Each person who first becomes an Independent Director following the effective date of this Plan shall be automatically granted an Option to purchase that number of shares as may be specified in the Guidelines then currently in effect (the "Guideline Amount") for service on the Board, not to exceed 120,000 shares of Common Stock (or 160,000 shares if the participant is the lead director or Chairman of the Board on the date of grant), at the first Board meeting following the date upon which he or she first becomes an Independent Director whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy (the “Initial Grant”); provided, however, that an Inside Director who ceases to be an Inside Director and thereby becomes an Independent Director shall not receive an Initial Grant. Subject to accelerated vesting upon certain Change of Control transactions as specified in Section 14(c)(iii), the Initial Grant shall vest as to 25% of the shares subject thereto on each anniversary of the date of grant, so as to be 100% vested on the fourth anniversary of the date of grant, subject to the Optionee remaining a director through such vesting dates.

(e)        Pro-Rata Grant. Additionally, at the time an Initial Grant is made to a new director, he or she shall receive an option grant with the number of shares subject thereto equal to the Guideline Amount multiplied by a fraction, the numerator of which is the number of full months of service remaining prior to the next annual stockholder meeting and the denominator of which is 12 (the “Pro-Rata Grant”). Subject to accelerated vesting upon a Change of Control as specified in Section 14(c)(iii), the Pro-Rata Grant will vest as to 50% of the shares subject thereto on each anniversary of the date of grant, so as to be 100% vested on the second anniversary of the date of grant, subject to the Optionee remaining a director through such vesting dates.

(f)         Annual Grant. On the date of each regularly scheduled Company annual stockholder meeting, each Independent Director, if as of such date, he or she shall have served as an Independent Director for at least the preceding six (6) months, shall be automatically granted an Option to purchase that number of shares equal to the Guideline Amount for service on the Board, not to exceed 120,000 shares of Common Stock, or 160,000 shares if the participant is the lead director or Chairman of the Board on the date of grant (the “Annual Grants”). Subject to accelerated vesting upon certain Change of Control transactions as specified in Section 14(c)(iii), Annual Grants shall vest as to 50% of the shares subject thereto on the day prior to the next year’s regularly scheduled Company annual stockholder meeting and as to the balance of the shares subject thereto on the day prior to the next year’s regularly scheduled Company annual stockholder meeting, so as to be 100% vested on the day prior to the Company annual stockholder meeting held approximately two years following the grant date, subject to the Optionee remaining a director through such vesting dates.

(g)        Other Option Terms: The other terms of each option granted pursuant to this Section 11 shall be as follows:

(i)	The option term shall be seven (7) years.

(ii)   The exercise price per Share shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii)  In the event an Optionee’s service as a Director terminates more than six (6) months following the commencement of service as an Independent Director, then the Option shall immediately accelerate as to one year’s additional vesting or, with respect to an Annual Grant, as to the number of shares that would have vested on the day prior to the next regularly scheduled meeting of the stockholders. The Option shall remain exercisable, to the extent vested and exercisable on the date of termination of Board service, for one year following such termination date (but in no event longer than the original term of the Option); provided, however, that in the event of a Qualifying Board Retirement, the Option shall vest as to 100% of the Shares and shall remain exercisable for three years following such termination (but in no event longer than the original term of the Option); provided, further that in the event of the termination of service as an Independent Director due to the death or Disability of the Optionee while an Independent Director, the Option shall immediately accelerate as to one year’s additional vesting or, with respect to an Annual Grant, as to the number of shares that would have vested on the day prior to the next regularly scheduled meeting of the stockholders (or more, in any event, if the cessation of Board Service would have been a Qualifying Retirement) even if such termination of service is within six (6) months following the commencement of service as an Independent Director.

(iv)  The permissible forms of consideration for exercising the option shall be the same as for discretionary options as specified in Section 8(b)(iii) hereof.

(v)  The provisions of Section 8(b)(iv) hereof relating to stockholder rights shall also apply to options granted under this Section 11.

(vi)  The options granted under this Section 11 shall be subject to the other terms and conditions set forth in the form of option agreement selected by the committee of Inside Directors, in their sole discretion.

12.        Leaves of Absence. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the 91st day of any unpaid leave of absence and shall only recommence upon return to active service.

13.        Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

14.        Adjustments Upon Changes in Capitalization, Dissolution, Liquidation or Change of Control.

(a)        Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) annual share issuance limits under Section 6(c) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)        Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the stock covered thereby, including Shares as to which the Award would not otherwise be vested or exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture applicable to any Shares covered by an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)	Change of Control.

(i)   SARs and Discretionary Options. In the event of a Change of Control, each outstanding SAR and Discretionary Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the SAR and Discretionary Option, the Participant shall fully vest in and have the right to exercise the SAR or Discretionary Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an SAR or Discretionary Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically that the SAR or Discretionary Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the SAR or Discretionary Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the SAR or Discretionary Option shall be considered assumed if, following the Change of Control, the SAR or option confers the right to purchase or receive, for each Share of Optioned Stock subject to the SAR or Discretionary Option immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the SAR or Discretionary Option, for each Share of Optioned Stock subject to the SAR or Discretionary Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

(ii)   Restricted Stock. In the event of a Change of Control, each outstanding Restricted Stock award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, the Participant shall fully vest in the Restricted Stock, including Shares as to which it would not otherwise be vested. For the purposes of this paragraph, the Restricted Stock shall be considered assumed if, following the Change of Control, the Restricted Stock confers the right to receive, for each Share and each unit/right to acquire a Share that is subject to the Restricted Stock award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share and each unit/right to acquire a Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Restricted Stock award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

(iii)  Automatic Independent Director Options. In the event of a Change of Control in which the Independent Directors are terminated or asked to resign either upon the Change of Control or within one year following the Change of Control, their Options granted under Section 11 hereof shall vest 100% immediately prior to such Change in Control. In the event of a Change of Control in which the Independent Directors are not terminated or asked to resign, their Options granted under Section 11 hereof shall be treated the same as Discretionary Options hereunder.

(iv)  Certain Terminations Within Twelve Months Following a Change of Control. In the event that, within twelve (12) months following a Change of Control a Participant’s employment with the Company, its Parent, or a Subsidiary is terminated involuntarily by his or her employer other than for Cause, then such Participant’s Awards shall have their vesting accelerated as to fifty percent (50%) of the Shares that are unvested as of the date of such termination of employment.

15.        Award Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

16.	Amendment and Termination of the Plan.

(a)        Amendment and Termination; No Repricing. The Committee may at any time amend, alter, suspend or terminate the Plan, provided that the Board may not amend the Plan to permit the repricing, including by way of exchange, or acquisition for cash or other consideration of any Award without receiving prior stockholder approval.

(b)        Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)        Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

17.	Conditions Upon Issuance of Shares.

(a)        Legal Compliance. Shares shall not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)        Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

18.        Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.        Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.        Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

3com
350 CAMPUS DRIVE
MARLBOROUGH, MA 01752

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by 3Com Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to 3Com Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

3COMC1 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

3COM CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

1. ELECTION OF THREE CLASS I DIRECTORS: EACH TO HOLD OFFICE FOR A TWO-YEAR TERM:

   Nominees:

   01) BRUCE L. CLAFLIN
   02) JULIE ST. JOHN
   03) PAUL G. YOVOVICH

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

____

	For	Against	Abstain
2. Approve amendments to the 3Com 2003 Stock Plan.	☐	☐	☐
3. To ratify the appointment of Deloitte & Touche LLP as the Company's registered independent public accounting firm for the fiscal year ending June 2, 2006.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

3COM CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bruce L. Claflin and Neal D. Goldman, and either of them, as proxyholders and attorneys-in-fact of the undersigned, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of 3Com Corporation to be held at the Renaissance Austin Hotel, 9721 Arboretum Boulevard, Austin, Texas on Wednesday, September 28, 2005 at 8:00 a.m., local time, and at any continuation or adjournment thereof, with all the powers that the undersigned would have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated August 26, 2005, and a copy of 3Com's fiscal 2005 Annual Report to Stockholders on Form 10-K. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and, by filing this Proxy with the Secretary of 3Com, gives notice of such revocation.

WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED *FOR* EACH NOMINEE SET FORTH HEREIN, *FOR* APPROVAL OF THE AMENDMENTS TO THE 2003 STOCK PLAN, *FOR* THE RATIFICATION OF ACCOUNTANTS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(PLEASE SIGN ON THE REVERSE)